UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

NDCHealth Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	58-0977458
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

NDC Plaza, Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None

(Former name or former address, if changed since last report.)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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[NDCHealth Corporation Letterhead]

YOUR VOTE IS IMPORTANT!

PLEASE SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY!

October 1, 2004

Dear Fellow Stockholders:

I am writing to you in my capacity as the Lead Director of NDCHealth Corporation in connection with the 2004 Annual Meeting of Stockholders to be held on October 28, 2004. By now you should have received the Company’s proxy statement and WHITE proxy card fully explaining the matters to be presented at the Annual Meeting. For you convenience, enclosed is another WHITE proxy card which you can use to vote by proxy for all of the matters to be presented to the Annual Meeting.

You may have also received a proxy statement and blue proxy card from MMI Investments, L.P. in connection with its solicitation of proxies for use at the Annual Meeting. MMI has indicated that it intends to submit a motion at the Annual Meeting to request that the Board of Directors promptly engage a leading investment bank to analyze, and provide a written report to the full Board on the availability of strategic alternatives to maximize stockholder value.

Although we were not required to include the MMI stockholder proposal in our proxy material, we voluntarily decided to do so in order to make it possible for stockholders to vote on all matters being presented at the Annual Meeting.

Your Board of Directors is committed to maximizing value for all stockholders and has on numerous occasions engaged investment bankers to assist it in achieving that objective. We will continue to do so in the future, whether or not the MMI stockholder proposal is adopted. For this reason, your Board is not making any recommendation to stockholders as to how to vote on the MMI stockholder proposal.

Voting on the enclosed WHITE proxy card being solicited by the Board of Directors is the only way that a stockholder can vote by proxy on all matters to be submitted at the Annual Meeting, including the election of directors and the MMI stockholder proposal. Accordingly, I urge you to vote, sign and return the enclosed WHITE proxy card. You will NOT be able to vote for the election of directors if you vote on the blue proxy card being solicited by MMI.

I have had the honor to serve as a director of the Company since 1977 and as Lead Director since 2002. I have worked closely with the other members of the Board of Directors and I know that they are all dedicated and talented persons. As a Board, we intend to continue to work hard to make the right decisions for the benefit of the Company and its stockholders. Maximizing stockholder value will continue to be our highest priority. As Lead Director, I recently met with representatives of MMI at their request to discuss with them their views regarding the subject of stockholder value.

If you have any questions or require assistance voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

Thank you for your continued support.

On behalf of the Board of Directors,

/s/    Neil Williams

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